As filed with the Securities and Exchange Commission on March 6, 2013
Registration No. 333-124625

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
Under the
Securities Act of 1933

PINNACLE AIRLINES CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	03-0376558 (I.R.S. Employer Identification No.)

40 South Main Street
Memphis, TN 38103
(901) 348-4100
 (Address of Principal Executive Offices,
including Zip Code)

Pinnacle Airlines Corp., 2003 Stock Incentive Plan
(Full title of the plan)

Brian T. Hunt, Esq.
Senior Vice President and General Counsel
40 South Main Street
Memphis, TN 38103
(901) 348-4100
 (Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐                             Accelerated filer ☒                             Non-accelerated filer ☐                             Smaller reporting company ☐
                                 (Do not check if a smaller reporting company)

EXPLANATORY NOTE

On May 4, 2005, Pinnacle Airlines Corp. (the “Registrant”) filed a registration statement on Form S-8 (No. 333-124625) (the “Registration Statement”).  The Registration Statements registered a total of 1,000,000 shares of Registrant common stock, par value $0.01 per share (the “Shares”).  The Registrant files this Post-Effective Amendment No. 1 to deregister all of the Shares and interests that remain unissued as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on March 6, 2013.

Pinnacle Airlines Corp.

By: /s/ Brian T. Hunt Name: Brian T. Hunt Title: Senior Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed on March 6, 2013 by the following persons in the capacities indicated.

Signature	Title

By: /s/ John G. Spanjers	Chief Executive Officer and Director (Principal Executive Officer)
John G. Spanjers
By: /s/ Curtis Berchtold	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Curtis Berchtold
By: /s/ Donald T. Bomhorst	Director
Donald T. Bornhorst
By: /s/ Donald J. Breeding	Director
Donald J. Breeding
By /s/ Ryan J. Gumm	Director
Ryan J. Gumm
By: /s/ Loren Neuenschwander	Director
Loren Neuenschwander
By: /s/ Thomas S. Scheier Jr.	Director
Thomas S. Scheier, Jr.
By: /s/ Barry Wilbur	Director
Barry Wilbur